FOR IMMEDIATE RELEASE
August 8, 2008

Contact:     Amy E. Essex
             Chief Financial Officer, Treasurer & Corporate Secretary First Federal of Northern Michigan Bancorp, Inc.
              (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                     ANNOUNCES SECOND QUARTER 2008 EARNINGS

Alpena, Michigan - (August 8, 2008) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported a consolidated net loss of $251,000, or $0.09 per basic and diluted share, for the quarter ended June 30, 2008 compared to a consolidated net loss of $236,000, or $0.08 per basic and diluted share, for the quarter ended June 30, 2007.

The consolidated net loss for the six months ended June 30, 2008 was $283,000, or $0.10 per basic and diluted share, compared to $215,000, or $0.07 per basic and diluted share, for the six months ended June 30, 2007.

The major factors influencing the losses were our lower interest income and higher provision for loan loss period over period, as explained below in the "Results of Operations" section.

Michael W. Mahler, President and Chief Executive Officer of the Company, commented "This is a tough time in banking. Our customer base in Northeast Michigan is struggling in these economic times. We have seen substantial declines in property values in many of our markets. We have made some tough decisions in an effort to bolster our long-term prospects: we have closed two underperforming bank branches in the past two years, we have hired a full-time Chief Credit Officer with years of banking experience, and we have tightened our loan underwriting standards. At the same time, we have ample capital that will help buoy us through these difficult times, and we continue to look for prudent ways to grow the Bank and increase earnings."

Selected Financial Ratios

                                                                     For the Three Months Ended June 30
                                                             ---------------------------------------------------
                                                                      2008                          2007
                                                             -------------------------    ----------------------

Performance Ratios:
Net interest margin                                                       2.93%                           3.15%
Average interest rate spread                                              2.48%                           2.70%
Return on average assets*                                                -0.41%                          -0.35%
Return on average equity*                                                -3.07%                          -2.71%

* Annualized



                                                                                   As of
                                                             ---------------------------------------------------------
                                                                 June 30, 2008                  December 31, 2007
                                                             -------------------------    ----------------------------
Asset Quality Ratios
Non-performing assets to total assets                                     3.57%                           4.15%
Non-performing loans to total loans                                       3.96%                           4.54%
Allowance for loan losses to non-performing assets                       32.35%                          38.58%
Allowance for loan losses to total loans                                  1.45%                           1.95%



Financial Condition

Total assets of the Company at June 30, 2008 were $248.1 million, a decrease of $2.7 million, or 1.1%, over assets of $250.8 million at December 31, 2007. The ratio of total nonperforming assets to total assets was 3.57% at June 30, 2008 compared to 4.15% at December 31, 2007. Non-performing assets decreased by $1.6 million from December 31, 2007 to June 30, 2008 due primarily to the collection of SBA guarantees on two commercial loans and to the partial charge-off of one commercial real-estate loan. The Company is actively pursuing options to reduce the level of non-performing assets.

Stockholders' equity decreased by $558,000 from $32.5 million at December 31, 2007 to $31.9 million at June 30, 2008. The decrease in equity was attributable primary to the net loss for the six month period of $283,000, dividends of
$288,000 and an increase of $143,000 in the unrealized loss on available-for-sale securities.


Results of Operations

Interest income decreased to $3.5 million for the three months ended June 30, 2008 from $4.1 million for the year earlier period. Interest income decreased by $1.1 million to $7.1 million for the six-month period ended June 30, 2008 from $8.2 million for the same period in 2007. The decreases in interest income were due to three factors: a decrease in the average balance of our interest-earning assets due to reductions in the size of our loan portfolio, a decrease in the yield on interest-earning assets due in part to lower market interest rates, and an increase in the level of our non-performing loans period over period.

Interest expense decreased to $1.8 million for the three months ended June 30, 2008 from $2.1 million for the three months ended June 30, 2007. Interest expense for the six months ended June 30, 2008 decreased to $3.7 million from $4.3 million for the six months ended June 30, 2007. The decrease in interest expense for the three- and six-month periods was due primarily to a decrease in our cost of funds related to higher-costing certificates of deposits which matured and re-priced lower and due to lower interest rates for FHLB borrowings.

The Company's net interest margin decreased to 2.93% for the three-month period ended June 30, 2008 from 3.15% for the same period in 2007. During this time period, the average yield on interest-earning assets decreased 56 basis points to 6.00% from 6.56%, while the cost of funds decreased 35 basis points to 3.51% from 3.86%. For the six-month period ended June 30, 2008, the interest rate spread decreased to 2.51% from 2.60% for the same period in 2007. During this time period, the average yield on interest-earning assets decreased 39 basis points to 6.10% from 6.49%, while the cost of funds decreased 31 basis points to 3.59% from 3.90%.

The provision for loan losses for the three-month period ended June 30, 2008 was $342,000, as compared to $113,000 for the prior year period. For the six-month period ended June 30, 2008, the provision for loan losses was $367,000 as compared to $199,000 for the same period ended June 30, 2007. The increase in provision for both the three- and six-month periods related primarily to an additional provision for one large commercial relationship. The provision was based on management's review of the components of the overall loan portfolio, the status of non-performing loans and various subjective factors.

Non interest income decreased from $883,000 for the three months ended June 30, 2007 to $822,000 for the three months ended June 30, 2008. Non interest income decreased from $1.9 million for the six months ended June 30, 2007 to $1.8 million for the six months ended June 30, 2008. The decreases for both the three- and six-month periods were primarily attributed to a decrease in insurance brokerage commissions due to the sale in April 2008 of the exclusive Blue Cross Blue Shield insurance contract, partially offset by increases in service charges & other fees and mortgage banking activities income.

Non interest expense decreased from $3.1 million for the three months ended June 30, 2007 to $2.6 million for the three months ended June 30, 2008. Non interest expense decreased from $5.8 million for the six months ended June 30, 2007 to $5.3 million for the six months ended June 30, 2008. The decreases period over period were mainly the result of prepayment penalties of $293,000 paid on FHLB advances during the six months ended June 30, 2007, reductions in compensation and benefit expenses due to the closure of one of our under-performing branches and other cost-cutting measures, as well as a reduction in insurance brokerage commission expense due to the sale in April 2008 of the exclusive Blue Cross Blue Shield insurance contract.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet
--------------------------------------------------------------------------------

                                                                       June 30, 2008        December 31, 2007
                                                                   --------------------  ----------------------
                                                                        (Unaudited)
ASSETS
Cash and cash equivalents:
Cash on hand and due from banks..................................  $     4,480,257       $     3,567,858
Overnight deposits with FHLB.....................................        2,178,114             1,772,999
                                                                   ----------------      ----------------
Total cash and cash equivalents..................................        6,658,371             5,340,857
Securities AFS...................................................       22,936,299            20,680,913
Securities HTM...................................................        4,076,769             2,770,000
Loans receivable, net of allowance for loan losses of                                                  -
  $2,863,864 and $4,013,454 as of June 30, 2008 and
  December 31, 2007, respectively ...............................      195,083,817           201,333,427
Foreclosed real estate and other repossessed assets..............          998,229             1,279,543
Real estate held for investment..................................                -               105,543
Federal Home Loan Bank stock, at cost............................        4,196,900             4,196,900
Premises and equipment...........................................        7,310,029             7,619,016
Accrued interest receivable......................................        1,504,977             1,699,706
Intangible assets................................................        1,595,307             2,093,735
Goodwill.........................................................        1,408,604             1,396,854
Other assets.....................................................        2,344,398             2,314,797
                                                                   ----------------      ----------------
Total assets.....................................................  $   248,113,700       $   250,831,292
                                                                   ================      ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits........................................................   $   167,225,179       $   164,469,673
Advances from borrowers for taxes and insurance.................           267,694                   729
Federal Home Loan Bank advances and Note Payable................        47,968,651            52,683,795
Accrued expenses and other liabilities..........................           706,629             1,173,550
                                                                   ----------------      ----------------
Total liabilities...............................................       216,168,153           218,327,747
                                                                   ----------------      ----------------
Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
  3,191,999 shares issued)......................................            31,920                31,920
Additional paid-in capital......................................        24,367,111            24,327,466
Retained earnings...............................................        11,845,294            12,416,364
Treasury stock at cost (307,750 shares).........................        (2,963,918)           (2,963,918)
Unallocated ESOP................................................          (908,431)             (958,651)
Unearned compensation...........................................          (348,648)             (414,549)
Accumulated other comprehensive (loss) income...................           (77,781)               64,913
                                                                   ---------------       ----------------
Total stockholders' equity......................................        31,945,547            32,503,545
                                                                   ---------------       ----------------
Total liabilities and stockholders' equity......................   $   248,113,700       $   250,831,292
                                                                   ===============       ================


First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Operations

                                                                         For the Three Months              For the Six Months
                                                                          Ended June 30,                     Ended June 30,
                                                               -----------------------------------   ------------------------------

                                                                      2008             2007             2008              2007
                                                                     ------           ------           ------            ------
                                                                             (Unaudited)                      (Unaudited)
Interest income:
Interest and fees on loans.................................    $   3,143,876      $  3,601,249       $   6,418,423    $  7,187,176
Interest and dividends on investments......................          239,668           434,649             516,245         934,001
Interest on mortgage-backed securities.....................          107,892            21,558             146,292          66,527
                                                               -------------      ------------       -------------    -------------
Total interest income......................................        3,491,436         4,057,456           7,080,960       8,187,704
                                                               -------------      ------------       -------------    -------------
Interest expense:
Interest on deposits.......................................        1,241,813         1,377,441           2,536,265       2,809,351
Interest on borrowings.....................................          548,412           737,095           1,121,331       1,539,181
                                                               -------------      ------------       -------------    -------------
Total interest expense.....................................        1,790,225         2,114,536           3,657,596       4,348,532
                                                               -------------      ------------       -------------    -------------
Net interest income........................................        1,701,211         1,942,921           3,423,364       3,839,172
Provision for loan losses..................................          342,264           113,351             367,234         198,980
                                                               -------------      ------------       -------------    -------------
Net interest income after provision for loan losses........        1,358,947         1,829,570           3,056,130       3,640,192
                                                               -------------      ------------       -------------    -------------
Non Interest income:
Service charges and other fees.............................          237,110           215,961             463,285         412,975
Mortgage banking activities................................          125,912           111,547             230,718         199,431
(Loss) gain on sale of available-for-sale investments......                -           (96,655)             16,052         (96,655)
Net gain (loss) on sale of premises and equipment,
  real estate owned and other repossessed assets...........           25,894           (10,585)             23,093         (12,418)
Other......................................................           26,251            13,409              49,281          25,337
Insurance & Brokerage Commissions..........................          407,166           649,179           1,017,197       1,341,999
                                                               -------------      ------------       -------------    -------------
Total non interest income..................................          822,333           882,856           1,799,626       1,870,669
                                                               -------------      ------------       -------------    -------------
Non interest expenses:
Compensation and employee benefits.........................        1,432,159         1,522,100           2,909,596       3,090,927
SAIF Insurance Premiums....................................           32,607             5,367              51,795          10,866
Advertising................................................           41,500            44,802              81,146          85,321
Occupancy..................................................          377,690           376,323             723,067         743,940
Amortization of intangible assets..........................          100,162           123,314             225,164         248,195
Service Bureau Charges.....................................           85,716            87,640             168,085         163,585
Insurance & Brokerage Commission Expense...................           87,166           233,398             311,043         474,198
Professional Services......................................          109,018            90,627             201,366         170,906
Other .....................................................          292,630           620,555             609,443         905,885
                                                               -------------      ------------       -------------    -------------
Total non interest expenses................................        2,558,648         3,104,126           5,280,705       5,893,823
                                                               -------------      ------------       -------------    -------------
Loss before income tax benefit.............................         (377,368)         (391,700)           (424,949)       (382,962)
Income tax benefit.........................................         (126,381)         (155,302)           (142,304)       (168,325)
                                                               -------------      ------------       -------------    -------------
Net loss...................................................    $    (250,987)     $   (236,398)      $    (282,645)   $   (214,637)
                                                               =============      ============       =============    ============
-----------------------------------------------------------------------------------------------------------------------------------
Per share data:
Basic loss per share.......................................    $       (0.09)     $      (0.08)      $       (0.10)   $      (0.07)
Weighted average number of shares outstanding .............        2,884,249         2,900,329           2,884,249       2,966,449
Diluted loss per share.....................................    $       (0.09)     $      (0.08)      $       (0.10)   $      (0.07)
Weighted average number of shares outstanding,
  including dilutive stock options.........................        2,884,249         2,900,329           2,884,249       2,966,449

Dividends per common share.................................    $        0.05      $       0.05       $        0.10    $       0.10